Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated December 18, 2024, with respect to our audit of GreenRock Asset Management (the “Company”) financial statements as of December 31, 2023 and the period from December 11, 2023 (date of formation) to December 31, 2023, in GreenRock Asset Management Amendment No. 2 to the Form F-4.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ BCRG Group

Irvine, California

February 14, 2025